UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2022

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 460-4600

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Consolidated Edison, Inc.,	ED	New York Stock Exchange
Common Shares ($.10 par value)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 1, 2022, Consolidated Edison, Inc. (“Con Edison”) entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with RWE Renewables Americas, LLC (the “Buyer”), a Delaware limited liability company and a subsidiary of RWE Aktiengesellschaft (“RWE”).

The following description of the Purchase and Sale Agreement and the transactions contemplated thereby (the “Transaction”) is included to provide you with information regarding its terms. It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is filed and attached hereto as Exhibit 10 and incorporated by reference herein.

Pursuant to the terms of the Purchase and Sale Agreement, the Buyer will acquire Con Edison’s interests in Con Edison Clean Energy Businesses, Inc. and its subsidiaries (the “Clean Energy Businesses”) for a total purchase price of $6,800 million. As described in greater detail in the Purchase and Sale Agreement, the purchase price will be adjusted (i) upward for certain cash and cash equivalents, (ii) downward for certain indebtedness and debt-like items, (iii) downward for certain transaction expenses, (iv) upward or downward to the extent that the net working capital varies from a set target, (v) upward or downward to the extent that capital expenditures incurred prior to the closing of the Transaction vary from a set budget, and (vi) downward by the value allocated to certain assets and projects that are not able to be conveyed to Buyer upon closing of the Transaction.

The closing of the Transaction is subject to certain customary closing conditions, including, among other things, (i) expiration or early termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) approvals by the Committee on Foreign Investment in the United States and the Federal Energy Regulatory Commission, and (iii) subject to certain exceptions, the accuracy of the representations and warranties of, and compliance with covenants by, the other party. The Transaction is not subject to a financing condition.

The Purchase and Sale Agreement contains certain termination rights, including (i) the right of either party to terminate the Purchase and Sale Agreement if the closing of the Transaction has not occurred on or before the date that is nine months after the signing date (subject to two extensions to up to eighteen months after the signing date in order to obtain regulatory approvals), (ii) the right of either party to terminate if any governmental authority has issued a final and unappealable order prohibiting or enjoining the Transaction (subject to certain limitations), and (iii) the right of either party to terminate if the other party breaches its representations, warranties, covenants or agreements contained in the Purchase and Sale Agreement in a manner that would reasonably be expected to cause the conditions to closing not to be satisfied (subject to certain limitations). In addition, the Buyer will be obligated to pay to Con Edison a non-refundable termination fee of $220 million in cash upon the termination of the Purchase and Sale Agreement under specified conditions.

Each of Con Edison and the Buyer have made customary representations and warranties and agreed to customary covenants. Con Edison has agreed to conduct the Clean Energy Businesses in the ordinary course of business consistent with past practice during the period between signing and the closing of the Transaction, subject to certain exceptions and limitations.

The Purchase and Sale Agreement contains representations, warranties, covenants and other terms, provisions and conditions that the parties made to each other as of specific dates. The assertions embodied therein were made solely for purposes of the Purchase and Sale Agreement, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise.

Concurrently with the execution of the Purchase and Sale Agreement, RWE delivered a guarantee, dated October 1, 2022, providing that RWE guarantees the prompt payment when due of the Buyer’s payment obligations arising under the Purchase and Sale Agreement, provided that RWE’s total liability under the guarantee will not exceed $7,000 million.

Item 7.01	Regulation FD Disclosure

On October 1, 2022, Con Edison issued a press release regarding the Transaction and related matters, including Con Edison’s intention to forego its previously announced plan to issue up to $850 million of common equity in 2022 and withdrawal of its equity guidance for 2023 and 2024. The Transaction is expected to close in the first half of 2023, subject to satisfaction of the conditions described above.

A copy of the press release is “furnished” as Exhibit 99 to this report pursuant to Item 7.01 of Form 8-K, and the information contained therein shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that section or deemed to be incorporated by reference into Con Edison’s filings under the Securities Act of 1933, as amended.

The information in this report includes forward-looking statements. Forward-looking statements reflect information available and assumptions at the time the statements are made, and accordingly speak only as of that time. Actual results or developments might differ materially from those included in the forward-looking statements because of various factors including, but not limited to, those identified in reports Con Edison has filed with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 10	Purchase and Sale Agreement, dated as of October 1, 2022 between Con Edison, as Seller, and RWE Renewables Americas, LLC, as Buyer

Exhibit 99	Press Release, dated October 1, 2022, furnished pursuant to Item 7.01 of Form 8-K

Exhibit 104	Cover Page Interactive Data File – The cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

By:	/s/ Joseph Miller
Joseph Miller
Vice President, Controller and Chief Accounting Officer

Date: October 3, 2022